Calculation of Filing Fee Tables
S-8
Gemini Space Station, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock reserved for issuance under the 2025 Plan	457(a)	24,500,000	$ 26.00	$ 637,000,000.00	0.0001531	$ 97,524.70
2	Equity	Class A common stock reserved for issuance under the ESPP	457(a)	7,200,000	$ 26.00	$ 187,200,000.00	0.0001531	$ 28,660.32
Total Offering Amounts:						$ 824,200,000.00		$ 126,185.02
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 126,185.02
Offering Note
[1]	Note 1a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") also covers an indeterminate number of additional Class A common stock, par value $0.001 per share ("Class A common stock"), of Gemini Space Station, Inc. (the "Registrant") that may be offered and issued under the Registrant's 2025 Omnibus Incentive Plan (the "2025 Plan") and the Registrant's 2025 Employee Stock Purchase Plan (the "ESPP") to prevent dilution resulting from stock splits, stock distributions, recapitalization or other similar transactions Note 1b. Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The fee is based on a price of $26.00 per share of Class A common stock, which is the high-point of the estimated price range per share of Class A common stock for the registrant's initial public offering of Class A common stock pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-289665)

[2]	See Note 1a. and 1b.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A